                                                                     EXHIBIT 4.6


                              CONSENT AND AGREEMENT

         THIS CONSENT AND AGREEMENT (this "Consent") dated December 20, 2001 by and among NOBLE DRILLING (PAUL ROMANO) INC., a Delaware corporation ("NDPRI"), NOBLE DRILLING CORPORATION, a Delaware corporation ("Noble"), and the Noteholders a party hereto.

                                   WITNESSETH

         WHEREAS, NDPRI executed and delivered that certain Trust Indenture and Security Agreement dated as of November 24, 1998 (the "Indenture") between NDPRI and JPMorgan Chase Bank (as successor to Chase Bank of Texas, National Association), a New York State banking corporation, as Trustee (the "Trustee"); and

         WHEREAS, NDPRI issued its Series A and Series B Senior Secured Notes to Noteholders pursuant to the Indenture; and

         WHEREAS, in connection therewith, NDPRI executed and delivered that certain First Naval Mortgage dated November 24, 1998 (the "Mortgage") in favor of Trustee, covering Noble Paul Romano (the "Vessel"), securing the obligations and indebtedness under the Indenture and the Series A and Series B Senior Secured Notes; and

         WHEREAS, the Vessel is contracted to Shell Deepwater Development Inc. ("SDDI") for a period of five years pursuant to the Shell Contract, which currently provides for a termination date of December 31, 2003; and

         WHEREAS, in order to facilitate its business activities and align the cost structure under its drilling programs, SDDI has requested that NDPRI reduce the Vessel day rate to $95,000 and change the existing December 31, 2003 termination date of the Shell Contract to December 31, 2002, with an option for SDDI to extend such termination date to December 31, 2003, with no other material terms or conditions of the Shell Contract to be affected; and

         WHEREAS, SDDI and Shell Oil Company are important and valued clients of NDPRI and its parent, Noble, and as there is no negative economic or financial implications to Noble, as a whole, resulting from the aforementioned changes to the Shell Contract, Noble fully supports the day rate and contract term amendments; and

         WHEREAS, Section 2.13(a) of the Mortgage provides that NDPRI insure the Vessel and keep her insured, or cause the Vessel to be insured, with respect to Hull and Machinery, including War Risks for an amount never less than the aggregate principal amount of the Notes outstanding from time to time, plus $250,000, with a deductible amount not greater than U.S. $250,000 per occurrence; and

         WHEREAS, Noble has reviewed with its insurance broker the Hull and Machinery insurance coverage with respect to the Vessel, as the current policy's 3 year term expires at the end of 2001, and due to significant losses suffered by the insurance industry as a whole in 2001, the insurance market does not offer Hull and Machinery insurance with deductibles approximating the current policy, and as a result Noble and its affiliates are compelled to increase the deductible under the new policy to U.S. $3,700,000 per occurrence for all of their respective rigs, including the Vessel; and

         WHEREAS, Section 7.3(d)(ii) of the Indenture requires the approval of the Required Holders upon the amendment or modification of the Shell Contract, and the increase in Hull and Machinery deductible also requires the approval of the Required Holders, and NDPRI has requested that each

Noteholder consent to such amendment and modification of the Shell Contract and such increased deductible;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, NDPRI, Noble and each undersigned Noteholder hereby agree as follows:

CONSENT TO SHELL CONTRACT AMENDMENT AND MODIFICATION

         Each undersigned Noteholder hereby consents to the reduction of the contractual term and day rate under the Shell Contract with respect to the Vessel as set forth above, such consent to be effective upon the satisfaction of each of the following conditions precedent:

         1. Noble, NDPRI and Required Holders shall have executed this Consent.

         2. Noble shall have delivered to Trustee, as collateral security for the payments of principal, interest and Make-Whole Amount under the Series A Notes and interest under the Series B Notes scheduled to come due after December 31, 2002, a letter of credit substantially in the form of Exhibit A attached hereto (the "Letter of Credit") and issued by Nordea Bank Norge ASA, New York Branch.

         3. Noble shall have paid to each Noteholder a work fee of 10 basis points, calculated on such Noteholder's pro rata share of the aggregate principal amount of the Notes that is scheduled to come due after December 31, 2002 (the "Consent Fee"), as set forth on Exhibit B attached hereto.

         The Trustee, NDPRI and the Noteholders hereby agree that (a) prior to the Full Payment Date (as such term is hereinafter defined), in the event funds on deposit in the Collection Account shall be insufficient to satisfy any regularly scheduled required prepayment of principal and interest on the Series A Notes or any regularly scheduled payment of the interest on the Series B Notes due and payable on any Payment Date after December 31, 2002, the Trustee shall make a drawing under Annex A to the Letter of Credit to satisfy such obligations in lieu of and in substitution for a withdrawal of a like amount of funds from the Debt Service Reserve Fund, and (b) after the Full Payment Date (as such term is hereinafter defined), the Trustee shall make a drawing under Annex A to the Letter of Credit to pay any principal or accrued interest or Make-Whole Amount due and payable on the Series A Notes or any accrued interest due and payable on the Series B Notes. As used herein, the term "Full Payment Date" shall mean the date on which the Series A Notes and the Series B Notes become due and payable in their entirety (whether as a result of an acceleration or otherwise).

         The Trustee hereby agrees that in the event the issuer of the Letter of Credit shall deliver a notice to the Trustee under Section 4(b) of the Letter of Credit that the Letter of Credit will not be extended pursuant to the terms thereof, the Trustee shall promptly forward a copy of such notice to each Noteholder. NDPRI hereby agrees that if (i) the Letter of Credit shall for any reason cease to be in full force and effect or shall not be valid, binding and enforceable in accordance with its terms, (ii) the issuer thereof shall refuse to honor any drawing request made by Trustee thereunder pursuant to the terms thereof, or (iii) a bankruptcy, insolvency, reorganization, winding-up or liquidation proceeding shall be commenced with respect to the issuer thereof, such cessation, refusal or commencement shall constitute an automatic Indenture Event of Default under the Indenture, and the Trustee and NDPRI, by its acceptance hereof, and the Noteholders, by their execution hereof, agree that the Indenture is hereby amended accordingly.

         The Trustee and the Noteholders further agree that in the event the Trustee shall draw the entire amount available for drawing under the Letter of Credit pursuant to a Ratings Downgrade Drawing or LC Expiration Drawing as provided therein (a "Full Drawing"), the Trustee shall deposit such amount in a separate account (the "LC Proceeds Account") to be held as collateral for the Notes and shall invest such funds as set forth in Section 4.4 of the Indenture. Following any Full Drawing and prior to the Full Payment Date, in the event funds on deposit in the Collection Account shall be insufficient to satisfy any regularly scheduled required prepayment of principal and interest on the Series A Notes or any regularly scheduled payment of the interest on the Series B Notes due and payable on any Payment Date after December 31, 2002, the Trustee shall apply funds from the LC Proceeds Account to satisfy such obligations in lieu of and in substitution for a withdrawal of a like amount of funds from the Debt Service Reserve Fund. Following any Full Drawing and following the Full Payment Date, the Trustee shall apply all funds in the LC Proceeds Account to principal and accrued interest and Make-Whole Amount then due on the Series A Notes and accrued interest then due on the Series B Notes.

CONSENT TO INCREASED HULL AND MACHINERY INSURANCE DEDUCTIBLE

         Each undersigned Noteholder hereby consents to the increased Hull and Machinery Insurance deductible with respect to the Vessel as set forth above, and authorizes NDPRI and Trustee to enter into such amendment to the Mortgage as they may deem necessary to evidence such change in such required insurance coverage, such consent and authorization to be effective upon the execution of this Consent by NDPRI and Required Holders. With respect to hull and machinery/increased value insurance, including war risk, NDPRI hereby covenants that it shall insure the Vessel at all times for an amount which is at least equal to the Obligations (as such term is defined in the Mortgage) plus $3,700,000, such obligation not to be in derogation of any other obligation set forth in Section 2.13(a) of the Mortgage.

MISCELLANEOUS

         This Consent shall be governed by, and construed in accordance with, the laws of the State of New York, other than the conflict of laws rules thereof that would require the application of the laws of a jurisdiction other than such state. For the avoidance of doubt, the parties hereto agree that this Consent shall constitute a "Credit Document" for purposes of the Indenture. Capitalized terms used and not defined herein shall have the meanings given such terms in the Indenture. This Consent may be executed in any number of counterparts, each counterpart constituting an original, but all together one agreement.

                                NOBLE DRILLING (PAUL ROMANO), INC.

                                By:   /s/ MARK L. MEY
                                   --------------------------------------
                                   Name:  Mark L. Mey
                                   Title: Treasurer

                                NOBLE DRILLING CORPORATION

                                By:   /s/ JULIE J. ROBERTSON
                                   --------------------------------------
                                   Name:  Julie J. Robertson
                                   Title: Secretary

ACKNOWLEDGED AND AGREED
this 20th day of December

NOBLE DRILLING (U.S.) INC.

By:   /s/ JULIE J. ROBERTSON
   --------------------------------------
   Name:  Julie J. Robertson
   Title: Secretary

SERIES A NOTEHOLDERS:  FIRST PENN-PACIFIC LIFE INSURANCE COMPANY

                       By: Delaware Lincoln Investment Advisers, a series of Delaware Management Business Trust, Attorney-In-Fact

                       By:   /s/ CHUCK DEVEREUX
                          ------------------------------------------------------
                          Name:  Chuck Devereux
                          Title: Vice President


                       LINCOLN NATIONAL HEALTH & CASUALTY INSURANCE COMPANY

                       By: Delaware Lincoln Investment Advisers, a series of Delaware Management Business Trust, Attorney-In-Fact

                       By:   /s/ CHUCK DEVEREUX
                          ------------------------------------------------------
                          Name:  Chuck Devereux
                          Title: Vice President


                       LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK

                       By: Delaware Lincoln Investment Advisers, a series of Delaware Management Business Trust, Attorney-In-Fact

                       By:   /s/ CHUCK DEVEREUX
                          ------------------------------------------------------
                          Name:  Chuck Devereux
                          Title: Vice President


                       THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

                       By: Delaware Lincoln Investment Advisers, a series of Delaware Management Business Trust, Attorney-In-Fact

                       By:   /s/ CHUCK DEVEREUX
                          ------------------------------------------------------
                          Name:  Chuck Devereux
                          Title: Vice President

                       NATIONWIDE LIFE & ANNUITY INSURANCE COMPANY

                       By:   /s/ MARK W. POEPPELMAN
                          ------------------------------------------------------
                          Name:  Mark W. Poeppelman
                          Title: Associate Vice President


                       NATIONWIDE LIFE INSURANCE COMPANY

                       By:   /s/ MARK W. POEPPELMAN
                          ------------------------------------------------------
                          Name:  Mark W. Poeppelman
                          Title: Associate Vice President


                       PRINCIPAL LIFE INSURANCE COMPANY

                       By: Principal Capital Management, LLC, a Delaware limited liability company, its authorized signatory


                       By:   /s/ [AUTHORIZED SIGNATOR]
                          ------------------------------------------------------


                       PROVIDENT LIFE & ANNUITY COMPANY OF AMERICA

                       By:   /s/ [AUTHORIZED SIGNATOR]
                          ------------------------------------------------------


                       PROVIDENT MUTUAL LIFE INSURANCE COMPANY

                       By:   /s/ [AUTHORIZED SIGNATOR]
                          ------------------------------------------------------

                       SUNAMERICA LIFE INSURANCE COMPANY

                       By:   /s/ GREG HAMMER
                          ------------------------------------------------------
                          Name:  Greg Hammer
                          Title: Authorized Agent


                       TEACHERS INSURANCE & ANNUITY ASSOCIATION OF
                       AMERICA

                       By:   /s/ [AUTHORIZED SIGNATOR]
                          ------------------------------------------------------


SERIES B NOTEHOLDER:   VICTORY RECEIVABLES CORPORATION

                       By:   /s/ KAREN A. GRANQUIST
                          ------------------------------------------------------
                          Name:  Karen A. Granquist
                          Title: Secretary


ACKNOWLEDGED, ACCEPTED AND AGREED
this 20th day of December, 2001

JPMORGAN CHASE BANK, as Trustee

By:   /s/ MAURI J. COWEN
   ---------------------------------------
   Name:  Mauri J. Cowen
   Title: Vice President and Trust Officer

                                                                       EXHIBIT B

             PRINCIPAL BALANCE OF SERIES A NOTES AND SERIES B NOTES
                             AS OF DECEMBER 31, 2002

                                                  Series A Note Principal
Series A Noteholder                               Balance as of 12/31/02     Consent Fee
-------------------                               -----------------------    -----------

First Penn-Pacific Life Insurance Company           $   904,060.76           $   904.06
Lincoln Nat'l Health & Casualty Insurance Co.       $   432,254.05           $   432.25
Lincoln Life & Annuity Co. of New York              $   113,007.60           $   113.01
The Lincoln National Life Insurance Company         $ 5,424,364.56           $ 5,424.36
Nationwide Life & Annuity Insurance Co.             $ 1,130,075.95           $ 1,130.08
Nationwide Life Insurance Company                   $ 2,260,151.90           $ 2,260.15
Principal Life Insurance Company                    $ 3,390,227.85           $ 3,390.23
Provident Life & Annuity Company of America         $   452,030.38           $   452.03
Provident Mutual Life Insurance Company             $   678,045.57           $   678.05
SunAmerica Life Insurance Company                   $ 2,260,151.90           $ 2,260.15
Teachers Insurance & Annuity Assn. of America       $ 4,520,303.80           $ 4,520.30
                                                    ==============           ==========

TOTAL                                               $21,564,674.33           $21,564.67

                                                  Series B Note Principal
Series B Noteholder                               Balance as of 12/31/02     Consent Fee
-------------------                               -----------------------    -----------

Victory Receivables Corporation                     $16,837,500.00           $16,837.50








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